SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT




                      FILED PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): March 10, 1997



                          JACK HENRY & ASSOCIATES, INC.
               (Exact name of Registrant as specified in Charter)




    Delaware            0-14112                       43-1128385
(State or other   (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of
incorporation)



                 663 Highway 60, P.O. Box 807, Monett, MO 65708
               (Address of principal executive offices)(zip code)



        Registrant's telephone number, including area code:  417-235-6652




Item 4.  Changes in Registrant's Certifying Accountant


(a) At its audit committee meeting on January 31, 1997, the Board of Directors of Jack Henry & Associates, Inc. recommended that the Registrant consider engaging a larger accounting firm as independent public accountants for the fiscal year ended June 30, 1997, and that Baird, Kurtz & Dodson be dis-missed. A letter formally dismissing Baird, Kurtz and Dobson as our independent public accountants was sent as of today's date. Formal contracting for the new engagement is currently in progress.

(b) Baird, Kurtz & Dobson's report on the financial statements of the past two years contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting princi-ples.

(c) During the two fiscal years ended June 30, 1996 and the subsequent interim period preceding this decision there were no disagreements with Baird, Kurtz & Dobson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Baird, Kurtz & Dobson would have caused that firm to make reference in connection with its report to the subject matter of the disagreement or any reportable events.

(d) The Registrant has delivered a copy of this Form 8-K to Baird, Kurtz & Dodson on March 10, 1997 and requested that Baird, Kurtz & Dodson furnish a letter addressed to the SEC stating whether or not it agrees with the statements made by the Registrant in response to this item 4 and, if not, stating the respects in which it does not agree. A copy of that Baird, Kurtz & Dodson letter to the SEC will be filed by amendment, as an exhibit to form 8-K, when it is received.







                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                JACK HENRY & ASSOCIATES, INC.




Date:  March 10, 1997                      By: /s/ Michael E. Henry
                                           Michael E. Henry
                                           Chairman and Chief Executive Officer


Date:  March 10, 1997                      By: /s/ Terry W. Thompson
                                           Terry W. Thompson, Vice President,
                                           Treasurer and Chief Financial
                                           Officer